UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 11, 2008
Advanta Corp.

(Exact name of registrant as specified in its charter)

Delaware	0-14120	23-1462070

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Welsh & McKean Roads, P.O. Box 844, Spring House, Pennsylvania	19477

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (215) 657-4000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (e) On September 11, 2008, the Compensation Committee of the Board of Directors met and, among other things, reviewed and approved the criteria for annual bonus awards that will be payable to eligible participants (including the Company’s executive officers) in 2009 for the 2008 performance year, under the Company’s annual bonus program, AMIP VI, as administered pursuant to the Advanta Corp. 2000 Omnibus Stock Incentive Plan. For 2008, bonus awards under AMIP VI to executive officers generally will be based on the Committee’s judgment, including subjective factors, regarding individual and Company performance. The financial business objectives and performance goals for 2008 include Company profitability, maintaining adequate capital and liquidity and managing increasing credit losses and delinquencies resulting from the current economic environment. Bonus awards will also be based on the Committee’s evaluation of performance measured by non-financial metrics approved by the Committee that are designed to reward performance in areas that will help the Company to achieve its long-term strategic initiatives. These include developing new capabilities in marketing and data analytics, successful implementation of the Company’s offshoring and outsourcing initiatives, creating new business initiatives and using innovation and collaboration among cross-functional teams to develop and test new opportunities. The bonus criteria also include various other quantitative and qualitative factors intended to measure, among other things, the degree to which an individual executive officer’s performance supports the Company’s values and an evaluation of the degree to which the executive officer’s contributions support the Company in managing through a difficult economic and credit environment. The Committee acknowledged that these factors are intended to measure individual and Company performance in the context of the challenging economic and credit environments that are impacting the credit card industry as a whole and in the context of the Company’s current strategy to both manage through the current environment and create opportunities for growth and for restoring shareholder value in the future when the environment is more stable.
     Under AMIP VI, the target bonus for each executive officer of the Company is a percentage of the executive officer’s base salary. In accordance with the terms of AMIP VI, 2008 annual bonus awards could range from zero to 200% of the executive officer’s target bonus.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.
(Registrant)
Date: September 17, 2008
	By:	/s/ Jay A. Dubow
Jay A. Dubow
Senior Vice President, Chief Administrative Officer, Secretary and General Counsel